Exhibit 99.1

JOINT FILING AGREEMENT AND POWER OF ATTORNEY

This joint filing agreement (this “Agreement”) is made and entered into as of this 20th day of September, 2021, by and among TS Innovation Acquisitions Sponsor, L.L.C., Tishman Speyer Properties, L.P., Tishman Speyer Properties, Inc., Robert J. Speyer and Jerry I. Speyer.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13D in respect of the shares of Class A Common Stock, $0.0001 par value per share, of TS Innovation Acquisitions Corp. (to which this Agreement is an exhibit) is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of the Schedule 13D and any such amendments thereto, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making the filing, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Know all men by these presents, that each party hereto hereby constitutes and appoints each of Michael B. Benner and Melissa Chia, each acting alone, as the true and lawful attorney-in-fact and agent of such party with full power and authority and full power of substitution and resubstitution, for, in the name of, and on behalf of such party, place and stead, in any and all capacities, (i) to execute any and all filings relating to securities of the Company required by such party under Section 13 of the Securities Exchange Act of 1934 (“Act”) or any rule or regulation thereunder (including any amendment, supplement and/or exhibit thereto) for, in the name of and on behalf of such party, (ii) to do and perform any and all acts for, in the name of and on behalf of such party which said attorney-in-fact determines may be necessary or appropriate to complete and execute any and all such filings, amendments, supplements and/or exhibits and any and all other document(s) in connection therewith, (iii) to file such filings, amendments, supplements, exhibits and/or documents with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange) and (iv) to perform any and all other acts that said attorney-in-fact or agent determines may be necessary or appropriate in connection with the foregoing that may be in the best interest of or legally required by such party, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such party might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof. Each party hereto hereby acknowledges that the foregoing attorney-in-fact and agent, in serving in such capacity at the request of such party, is not assuming any responsibility of such party to comply with Section 13 of the Act or any rule or regulation thereunder.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

TS Innovation Acquisitions Sponsor, L.L.C.
By:	Tishman Speyer Properties, L.P., its sole manager

By:	/s/ Michael B. Benner
Name:	Michael B. Benner
Title:	Vice President & Secretary

Tishman Speyer Properties, L.P.

By:	/s/ Michael B. Benner
Name:	Michael B. Benner
Title:	General Counsel, Vice President & Secretary

Tishman Speyer Properties, Inc.

By:	/s/ Michael B. Benner
Name:	Michael B. Benner
Title:	Vice President & Secretary

Robert J. Speyer

By:	/s/ Robert J. Speyer
Name:	Robert J. Speyer

Jerry I. Speyer

By:	/s/ Jerry I. Speyer
Name:	Jerry I. Speyer